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                                                                      Exhibit 15




December 1, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated October 11, 1999, except as to Note 9, which is dated as of October 18, 1999, on our review of interim financial information of Phelps Dodge Corporation as of and for the period ended September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Post Effective Amendment No. 4 on Form S-8 to the Registration Statement on Form S-4 dated December 2, 1999.


Yours very truly,


PricewaterhouseCoopers LLP